SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
SIC 2834
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 11, 2010

China Pediatric Pharmaceuticals, Inc.
(Exact name of registrant as specified in Charter)

Nevada	000-52007	20-271 8075
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

9th Floor, No. 29 Nanxin Street
Xi'an, Shaanxi Province
P.R.C., 71004
(Address of Principal Executive Offices)

86 29 8727 1818
(Issuer Telephone number)

Lid Hair Studios International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On February 11, 2010, China Pediatric Pharmaceuticals, Inc.  (the "Company") issued a press release reporting it has recently closed a private placement financing. In the transaction the Company issued 375,000 shares of the Company's common stock at a price of $4.00 per share for an aggregate purchase price of $1.5 million.

The Company plans to use the proceeds of the Regulation S private placement for general corporate purposes such as working capital.

In accordance with General Instruction B.2 to Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibit is being furnished with this Current Report on Form 8-K but shall not be deemed to be filed:

99.1	Press release of China Pediatric Pharmaceuticals, Inc. dated February 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PEDIATRIC PHARMACEUTICALS, INC.

Date: February 11, 2010	By:	/s/ Jun Xia
Jun Xia
Chief Executive Officer

CHINA PEDIATRIC PHARMACEUTICALS, INC.

Date: February 11, 2010	By:	/s/ Minggang Xiao
Minggang Xiao
Chief Financial Officer